Exhibit 23.4

Founded 1995 CONSENT OF NATIONALLY RECOGNIZED STATISTICAL RATINGS ORGANIZATION We hereby consent to the use of our rating on the Mortgage Secured Notes ("KDM2017-N002") and the First Mortgage Loan ("KDM 2017-L002") regarding 445 and 447 SW 78th Place, Miami, FL, 7992 SW 4th Street, Miami, FL and 8400 Grand Canal Drive, Miami, FL, this Registration Statement on Form S-1 (No. 333- 22293) and of our Firm under the caption Ratings in such Registration Statement of Korth Direct Mortgage LLC. Saul Grosse!, Chief Operating Officer Egan-Jones Ratings Company Date 61 Station Road • Haverford, Pennsylvania 19041 • 610.642.241 l • ratingsdesk@egan-jones.com